Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-158302) and Registration Statement on Form S-8 (No. 333-156036, No. 333-163003 and No. 333-170404) of Merrill Lynch & Co., Inc. of our report dated February 28, 2011 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/  PricewaterhouseCoopers LLP
New York, New York
February 28, 2011